SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street, 10th Floor
Stamford, Connecticut 06901
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Issuance of Senior Notes due 2024
On May 3, 2013 (the “Closing Date”), CCO Holdings, LLC and CCO Holdings Capital Corp. (together with CCO Holdings, LLC, the “Issuers”) subsidiaries of Charter Communications, Inc. (the “Company”) issued $1.0 billion aggregate principal amount of 5.75% senior notes due 2024 (the “Notes”). The offering and sale of the Notes were made pursuant to a shelf registration statement on Form S-3, initially filed with the Securities and Exchange Commission on January 4, 2011, as amended on May 3, 2011, as further amended on November 9, 2011, and a prospectus supplement dated April 19, 2013. The Issuers' payment obligations under the Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company.
The Notes resulted in net proceeds of approximately $988.5 million, after deducting underwriting discounts and commissions. The net proceeds of this issuance will be used to repurchase or redeem the Issuers' 7.875% senior notes due 2018, to pay related fees and expenses and for general corporate purposes.
In connection therewith, the Issuers entered into the following agreements:
Indenture
On the Closing Date, the Issuers (and the Company as parent guarantor party thereto) entered into an Eighth Supplemental Indenture with The Bank of New York Mellon Trust Company, N. A. as trustee (the “Trustee”) providing for the issuance of the Notes (the “Supplemental Indenture”) and the terms thereof. The Supplemental Indenture supplements a base indenture previously entered into on May 10, 2011 between the Issuers, the Company, as guarantor and the Trustee (the “Base Indenture” and together with the Supplemental Indenture, the “Indenture”) providing for the issuance of the Notes generally. The Indenture provides, among other things, that the Notes are general unsecured obligations of the Issuers. Interest is payable on the Notes on each January 15 and July 15, commencing July 15, 2013. The Company may redeem some or all of the Notes at any time prior to July 15, 2018 at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, on such Notes plus an applicable make-whole premium. On or after July 15, 2018, the Issuers may redeem some or all of the Notes at redemption prices set forth in the Supplemental Indenture. In addition, at any time prior to July 15, 2016, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 105.750% of the principal amount thereof plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings, provided that certain conditions are met.

The Issuers' payment obligations under the Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company.

The terms of the Indenture, among other things, limit the ability of the Issuers to incur additional debt and issue preferred stock; pay dividends or make other restricted payments; make certain investments; create liens; allow restrictions on the ability of certain of its subsidiaries to pay dividends or make other payments to it; sell assets; merge or consolidate with other entities; and enter into transactions with affiliates.

Subject to certain limitations, in the event of a Change of Control (as defined in the Supplemental Indenture), the Issuers will be required to make an offer to purchase the Notes at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other covenants or agreements in the Indenture; failure to pay certain other indebtedness; failure to pay certain final judgments; failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding series of Notes may declare all the Notes of such series to be due and payable immediately.

Term F Loan Incremental Activation Notice

On May 3, 2013, Charter Communications Operating, LLC, (“Charter Operating”), an indirect subsidiary of the Company executed a Term F Loan Incremental Activation Notice (the “Notice”) under its existing Credit Agreement, dated as of March 18, 1999, as amended and restated as of April 11, 2012 (as further amended, restated, supplemented or otherwise modified from time to time), by and among Charter Operating, CCO Holdings, LLC, the financial institutions party thereto from time to time and Bank of America, N.A. as the Administrative Agent (the “Credit Agreement”).

The Notice established a new tranche of Term F Loan Commitments in an aggregate principal amount of $1.2 billion, which was fully drawn on May 3, 2012. Amounts drawn under the Term F Loan Commitments were used to prepay and terminate Charter Operating's existing Term C Loans and Term D Loans and to pay transaction related fees and expenses.

The maturity date of all Term F Loans is January 3, 2021. Term F Loans will, at the option of Charter Operating, bear interest at the Eurodollar Rate plus 2.25% or ABR plus 1.25%, as applicable.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information under “Indenture” and “Term F Loan Incremental Activation Notice” in Item 1.01 above are incorporated herein by reference.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company held its Annual Meeting of Stockholders on April 30, 2013. The meeting included the election of directors and one other matter. Of the total 101,136,436 shares of Class A common stock of the Company issued, outstanding and eligible to vote at the meeting, 94,927,487 shares, representing the same number of votes, were represented in person or by proxy at the meeting. The votes cast for all matters are set forth below:

1. Election of Class A Directors

Nominees	Number of Votes FOR	Number of Votes WITHHELD	Broker Non-Votes
W. Lance Conn	73,462,612	18,953,363	2,511,512
Darren Glatt	91,013,641	1,402,334	2,511,512
Craig A. Jacobson	91,972,409	443,566	2,511,512
Bruce A. Karsh	91,933,280	482,695	2,511,512
Edgar Lee	91,941,519	474,456	2,511,512
Jeffrey A. Marcus	89,861,759	2,554,216	2,511,512
John D. Markley, Jr.	91,972,400	443,575	2,511,512
David C. Merritt	91,960,931	455,044	2,511,512
Stan Parker	91,960,931	455,044	2,511,512
Thomas M. Rutledge	91,969,878	446,097	2,511,512
Eric L. Zinterhofer	89,786,623	2,629,352	2,511,512

2. Vote to amend the Company's 2009 Stock Incentive Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
56,527,821	35,884,328	3,826	2,511,512

3. Vote to ratify the appointment of KPMG LLP as Company's independent public accounting firm

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
94,854,207	72,008	1,272	—

No other matters were considered and voted on by the stockholders at the annual meeting.

ITEM 8.01. OTHER EVENTS.
On May 3, 2013, the Company announced that the Issuers have received and purchased approximately $296 million aggregate principal amount of the 2018 Notes validly tendered by 5:00 p.m., Eastern Daylight Time (EDT), on May 2, 2013.

The Company simultaneously announced that it was irrevocably calling for redemption on June 3, 2013 all 2018 Notes that remain outstanding after the expiration of the tender offer, at the redemption price of $1,059.06 for every $1,000 principal amount of 2018 Notes redeemed, plus accrued and unpaid interest to, but excluding the redemption date.
The press releases announcing the closing on the sale of the Notes and the initial results of the tender offer are attached as Exhibits 99.1 and 99.2, respectively.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

5.1	Opinion of Kirkland & Ellis LLP.*
99.1	Press release announcing the closing on the sale of the Notes dated May 3, 2013.*
99.2	Press release announcing initial results of the tender offer dated May 3, 2013. *

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* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President - Finance, Controller and
Date: May 3, 2013		Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Kirkland & Ellis LLP.*
99.1	Press release announcing the closing on the sale of the Notes dated May 3, 2013.*
99.2	Press release announcing initial results of the tender offer dated May 3, 2013. *

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* filed herewith